Exhibit 1.1

Universal Health Realty Income Trust

Common Shares of Beneficial Interest

($.01 par value)

ATM EQUITY OFFERINGSM SALES AGREEMENT

November 8, 2013

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Universal Health Realty Income Trust, a Maryland real estate investment trust (the “Trust”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sales agent and/or principal (the “Agent”), shares (the “Shares”) of the Trust’s common shares of beneficial interest, $.01 par value (the “Common Shares”), having an aggregate gross sales price of up to $50 million on the terms set forth in Section 3 of this ATM Equity OfferingSM Sales Agreement (the “Agreement”). The Trust agrees that whenever it determines to sell Shares directly to the Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 4 of this Agreement.

Section 1. Representations and Warranties of the Trust. The Trust represents and warrants to the Agent that as of the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 4 below), each Trust Periodic Report Date (as defined in Section 4 below), each Trust Earning Report Date (as defined in Section 4 below), each Request Date (as defined in Section 4 below), each Applicable Time (as defined in Section 1(a) below) and each Settlement Date (as defined in Section 3 below):

(a) Compliance with Registration Requirements. The Trust meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “1933 Act”). The Trust has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-185092) under the 1933 Act, in respect of the Trust’s Common Shares (including the Shares) (collectively, the “Securities”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, have been declared effective by the Commission; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Trust, threatened by the Commission (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the various parts of such registration statement, excluding any Form T-1 but including all other exhibits thereto and any prospectus supplement or prospectus relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the 1933 Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Basic Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; any reference to any amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement or base prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Trust filed pursuant to

Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”).

No order preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Basic Prospectus and the Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement; the Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together (collectively, and, with respect to any Shares, together with the public offering price of such Shares, the “General Disclosure Package”) as of each Applicable Time and each Settlement Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of such Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the time the Prospectus was issued and (c) on the date of this Agreement, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(d) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Trust and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Trust and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data incorporated by reference in the Prospectus present fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. The Trust is not required to include any pro forma financial statements in the Registration Statement, the General Disclosure Package or the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(e) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the properties, condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Trust or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Trust and its subsidiaries considered as one enterprise, (C) there have been no obligations (including additional indebtedness), direct or contingent, which are material to the Trust and its subsidiaries considered as one enterprise, incurred by the Trust or its subsidiaries, (D) there has been no change in the Common Shares of the Trust, except for issuances, if any, of Common Shares (i) offered and sold through the Agent pursuant to this Agreement or any Terms Agreement, (ii) issuable pursuant to the Trust’s dividend reinvestment plan or share purchase plan as such plans may be amended or replaced from time to time and (iii) upon exercise of equity incentive awards approved by the board of trustees of the Trust or the compensation committee thereof, and (E) except for regular quarterly dividends on the Common Shares in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Trust on any class of its capital shares; neither the Trust nor its subsidiaries has any material contingent obligation which is not disclosed in the Prospectus.

(f) No Change in Contracts and Agreements. Neither the Trust nor any of the Subsidiaries (as defined in Section 1(h) below) has either sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements filed as an exhibit to, the Prospectus or the Registration Statement, as is applicable, and no such termination or non-renewal has been threatened by the Trust or any of the Subsidiaries or any other party to any such contract or agreement, including without limitation, the Advisory Agreement between the Trust and UHS of Delaware, Inc. (the “Advisor”) dated December 24, 1986 (the “Advisory Agreement”).

(g) Good Standing of the Trust. The Trust has been duly formed and is validly existing as a Maryland real estate investment trust in good standing under the laws of the State of Maryland and has trust power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Trust is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(h) Good Standing of Subsidiaries. The Trust has no subsidiaries (as defined in Rule 1-02(x) of Regulation S-X) (“subsidiaries”) other than those set forth in Exhibit 21 to the Trust’s Annual Report on Form 10-K for the year ended December 31, 2012 (such identified subsidiaries collectively, the “Subsidiaries”). Other than the Subsidiaries, subsidiaries of the Trust that may be formed from time to time and that singly or in the aggregate are immaterial, and non-controlling equity interests in unconsolidated limited liability companies, the Trust does not own, directly or indirectly, any shares of stock or any other equity or long-term debt of any other corporation or have any direct or indirect equity interest or ownership of long-term debt in any firm, partnership, joint venture, limited liability company association or other entity.

(i) Partnership Subsidiaries. Each Subsidiary that is a partnership (a “Partnership”) has been duly organized, is validly existing as a partnership under the laws of its jurisdiction of organization and has the partnership power and partnership authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. Each Partnership is duly qualified as a foreign partnership authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. The initial capital contributions with respect to the outstanding units of each Partnership have been made to the Partnership. Except as set forth in the Registration Statement and the Prospectus, the general and limited partnership interests therein held directly or indirectly by the Trust are owned free and clear of all security interests, liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in any partnership are outstanding. Each partnership agreement pursuant to which the Trust or a Subsidiary holds an interest in a Partnership is in full force and effect and constitutes the legal, valid and binding agreement of the Trust or Subsidiary that is a party thereto, enforceable against it in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. There has been no material breach of or default under, and no event which with notice or lapse of time would constitute a material breach of or default under, such partnership agreements by the Trust or any Subsidiary or, to the Trust’s knowledge, any other party to such agreements.

(j) LLC Subsidiaries. Each Subsidiary that is a limited liability company (an “LLC”) has been duly organized, is validly existing as a limited liability company under the laws of its jurisdiction of organization and has the limited liability company power and limited liability company authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. Each LLC is duly qualified as a foreign limited liability company authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The initial capital contributions with respect to the outstanding membership interests of each LLC have been made to the LLC. Except as set forth in the Registration Statement and the Prospectus, the membership interests therein held directly or indirectly by the Trust are owned free and clear of all security interests, liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in any LLC are outstanding, except for transfer restrictions in favor of Ensemble Investments, LLC pursuant to Limited Liability Company Operating Agreements to which the Trust is a party. Each operating agreement pursuant to which the Trust or a Subsidiary holds a membership interest in an LLC is in full force and effect and constitutes the legal, valid and binding agreement of the Trust or the Subsidiary that is a party thereto, enforceable against it in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. There has been no material breach of or default under, and no event which with notice or lapse of time would constitute a material breach of or default under, such operating agreements by the Trust or any Subsidiary or, to the Trust’s knowledge, any other party to such agreements.

(k) Capitalization. The authorized, issued and outstanding capital shares of the Trust is as set forth in the Trust’s Form 10-Q for the quarter ended September 30, 2013 incorporated by reference in the Prospectus (except for subsequent issuances, if any, of Common Shares (i) offered and sold through the Agent pursuant to this Agreement or any Terms Agreement, (ii) issuable pursuant to the Trust’s dividend reinvestment plan or share purchase plan as such plans may be amended or replaced from time to time and (iii) upon exercise of equity incentive awards approved by the board of trustees of the Trust or the compensation committee thereof). The issued and outstanding Common Shares have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding capital shares was issued in violation of the preemptive or other similar rights of any securityholder of the Trust. The Trust’s Common Shares have been registered pursuant to Section 12(b) of the 1934 Act and are listed on the New York Stock Exchange (the “NYSE”), and the Trust has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares from the NYSE, nor has the Trust received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(l) Authorization of Agreement. This Agreement and any Terms Agreement has been duly authorized, executed and delivered by the Trust.

(m) Authorization and Description of Securities. The Shares have been duly authorized and reserved for issuance and sale pursuant to this Agreement and, when issued and delivered by the Trust pursuant to this Agreement or any Terms Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Shares conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive rights, co-sale rights, rights of first refusal or other similar rights of any securityholder of the Trust.

(n) Absence of Defaults and Conflicts. Neither the Trust nor any of its subsidiaries is in violation of its declaration of trust, by-laws or other governing instrument or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Trust or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Trust or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement or of any Terms Agreement and the consummation of the transactions contemplated herein or in any Terms Agreement and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Trust with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Trust or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Trust or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or any subsidiary.

(o) Employee Matters. Neither the Trust nor any of the Subsidiaries has any salaried employees.

(p) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Trust, threatened or contemplated, against or affecting the Trust or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Trust of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Trust or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(q) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(r) Possession of Intellectual Property. The Trust and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Trust nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Trust or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(s) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Trust of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or any Terms Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(t) Absence of Manipulation. Neither the Trust nor any affiliate of the Trust has taken, nor will the Trust or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Shares.

(u) Possession of Licenses and Permits. The Trust and its subsidiaries possess such permits, licenses, approvals, certificates, franchises, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including, without limitation, under any law, rule or regulation applicable to the health care industry or Environmental Laws (as defined in Section 1(y) below), necessary in the case of each such party, as the case may be, to acquire and own, lease or sublease, lease to others and conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Trust and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Trust nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. Each property owned by the Trust or its subsidiaries and the current and intended use and occupancy thereof, complies with all applicable zoning laws, ordinances and regulations in all material respects, except for such failures which would not result in a Material Adverse Effect. Neither the Trust nor any of its subsidiaries has received from any governmental authority any written notice of, and the Trust does not have knowledge of any threat of, condemnation of or a zoning change affecting such properties or any part thereof which if consummated would have a Material Adverse Effect.

(v) Title to Property. The Trust and its subsidiaries have good and marketable title to all real property owned by the Trust and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind (“Property Encumbrances”) except such as (a) are described in the Prospectus, and all Property Encumbrances on or affecting such properties which are required to be disclosed in the Prospectus are described therein, (b) are leasehold interests of lessees in the Trust’s and its subsidiaries’ properties held under Lease (the “Leases”) or (c) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Trust or any of its subsidiaries; and all of the leases and subleases material to the business of the Trust and its subsidiaries, considered as one enterprise, and under which the Trust or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Trust nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Trust or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Trust or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(w) Absence of Lessee Default. To the knowledge of the Trust, no lessee of any portion of any of the Properties is in default under its respective lease and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except such defaults that would, individually or in the aggregate, not have a Material Adverse Effect.

(x) Investment Company Act. The Trust is not required, and upon the issuance and of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(y) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Trust nor any of its subsidiaries, is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, (including without limitation any such law, rule or regulation applicable to the health care industry) relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos containing materials or mold (collectively, “Hazardous Materials”), or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Trust and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Trust or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Trust or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(z) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Trust under the 1933 Act.

(aa) Accounting Controls and Disclosure Controls. The Trust and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Prospectus, since the end of the Trust’s most recent audited fiscal year, there has been (1) no material weakness in the Trust’s internal control over financial reporting (whether or not remediated) and (2) no change in the Trust’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Trust’s internal control over financial reporting.

The Trust and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Trust in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Trust’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(bb) Not Ineligible Issuer. At the earliest time after the filing of the Registration Statement that the Trust or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Shares, the Trust was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(cc) No Commissions. Neither the Trust nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Trust or any of its subsidiaries or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(dd) Actively-Traded Security. The Common Shares are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(ee) Deemed Representation. Any certificate signed by any officer of the Trust delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Trust to the Agent as to the matters covered thereby as of the date or dates indicated in such certificate.

(ff) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Trust or any of the Trust’s trustees or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(gg) Payment of Taxes. All United States federal income tax returns of the Trust and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Trust through the fiscal year ended December 31, 2012 have been settled and no assessment in connection therewith has been made against the Trust. The Trust and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Trust and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Trust in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. There have been no tax deficiencies asserted and, to the Trust’s knowledge, no tax deficiency might be reasonably asserted or threatened against the Trust and/or its subsidiaries that could individually or in the aggregate have a Material Adverse Effect.

(hh) Insurance. The Trust and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, or are self-insured, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect, and the Trust and its subsidiaries are in compliance with the terms of such policies in all material respects. There are no claims by the Trust or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights claim. The Trust has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Trust nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(ii) Absence of Calamity. The Trust and its subsidiaries have not sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, otherwise than as disclosed in the Prospectus or other than any loss or interference, which could not individually or in the aggregate have a Material Adverse Effect.

(jj) Foreign Corrupt Practices Act. Neither the Trust nor, to the knowledge of the Trust, any trustee, officer, agent, employee, affiliate or other person acting on behalf of the Trust or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Trust and, to the knowledge of the Trust, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(kk) Money Laundering Laws. The operations of the Trust are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Trust with respect to the Money Laundering Laws is pending or, to the best knowledge of the Trust, threatened.

(ll) OFAC. Neither the Trust nor, to the knowledge of the Trust, any trustee, officer, agent, employee, affiliate or person acting on behalf of the Trust is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Trust will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(mm) REIT Status. Starting with its taxable year ended December 31, 1986, the Trust has elected under Section 856(c) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed as a real estate investment trust (“REIT”), and such election has not been revoked or terminated. The Trust has qualified as a REIT for its taxable years ended December 31, 1986 through December 31, 2012 and the Trust has operated and intends to continue to operate so as to qualify as a REIT thereafter.

Any certificate signed by any officer or other authorized signatory of the Trust and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Trust to the Agent as to the matters covered thereby.

Section 2. Representations and Warranties of the Advisor. The Advisor represents and warrants to the Agent that as of the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 4 below), each Trust Periodic Report Date (as defined in Section 4 below), each Trust Earning Report Date (as defined in Section 4 below), each Request Date (as defined in Section 4 below), each Applicable Time (as defined in Section 1(a)) and each Settlement Date (as defined in Section 3 below):

(a) Good Standing of the Advisor. The Advisor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to enter into and perform its obligations under the Advisory Agreement.

(b) No Material Adverse Change in Advisor’s Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Advisor, whether or not arising in the ordinary course of business. The Advisory Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement of the parties thereto, enforceable in accordance with its terms, except as limited by the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights or remedies of creditors or the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Any certificate signed by any officer or other authorized signatory of the Advisor and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Advisor to the Agent as to the matters covered thereby.

Section 3. Sale and Delivery of Shares.

(a) Subject to the terms and conditions set forth herein, the Trust agrees to issue and sell through the Agent acting as sales agent or directly to the Agent acting as principal from time to time, and the Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Trust, the Shares. Sales of the Shares, if any, through the Agent acting as sales agent or directly to the Agent acting as principal, will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b) The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Trust and the Agent on any trading day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Trust has satisfied its obligations under Section 7 of this Agreement and that the Trust has instructed the Agent to make such sales. On any Trading Day, the Trust may instruct the Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the Agent) as to the maximum number of Shares to be sold by the Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, the Agent shall use its commercially reasonable efforts to sell as sales agent all of the Shares so designated by the Trust. The Trust and the Agent each acknowledge and agree that (A) there can be no assurance that the Agent will be successful in selling the Shares, (B) the Agent will incur no liability or obligation to the Trust or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement, and (C) the Agent shall be under no obligation to purchase Shares on a principal basis except as otherwise specifically agreed by the Agent and the Trust pursuant to a Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Notwithstanding the foregoing, the Trust shall not authorize the issuance and sale of, and the Agent as sales agent shall not be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number or with an aggregate gross sales price in excess of the number or gross sales price, as the case may be, of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Trust’s board of trustees, or a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the NYSE, and in each case notified to the Agent in writing. In addition, the Trust or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged), suspend the offering of the Shares with respect to which the Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(d) The gross sales price of any Shares sold pursuant to this Agreement by the Agent acting as sales agent of the Trust shall be the market price prevailing at the time of sale for the Trust’s Common Shares sold by the Agent on the NYSE or otherwise, at prices relating to prevailing market prices or at negotiated prices. The compensation payable to the Agent for sales of Shares with respect to which the Agent acts as sales agent shall be equal to 2.5% of the gross sales price of the Shares sold pursuant to this Agreement. The Trust may sell Shares to the Agent as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate Terms Agreement. The remaining proceeds, after further deduction for any transaction fees pursuant to Section 31 of the 1934 Act, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Trust for such Shares (the “Net Proceeds”). The Agent shall notify the Trust as promptly as practicable if any deduction referenced in the preceding sentence will be required. Notwithstanding the foregoing, in the event the Trust engages the Agent for a sale of Shares that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Trust and the Agent will agree to compensation that is customary for the Agent with respect to such transactions.

(e) If acting as sales agent hereunder, the Agent shall provide written confirmation to the Trust following the close of trading on the NYSE each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Trust and the aggregate compensation payable by the Trust to the Agent with respect to such sales.

(f) Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares sold pursuant to this Agreement and any Terms Agreement exceed the aggregate gross sales price or number, as the case may be, of Shares of Common Shares (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by the Trust’s board of trustees, or a duly authorized committee thereof or approved for listing on the NYSE, and in each case referred to in this clause (iii), and notified to the Agent in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent be sold at a price lower than the minimum price therefor authorized from time to time by the Trust’s board of trustees, or a duly authorized committee thereof, and notified to the Agent in writing.

(g) If either party believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Trust or the Shares, it shall promptly notify the other party and sales of Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(h) Settlement for sales of Shares pursuant to this Section 3 will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Trust and the Agent (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be delivered by the Trust to the Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by book-entry delivery of Shares to the Agent’s account at The Depository Trust Company against payments by the Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Trust. If the Trust shall default on its obligation to deliver Shares on any Settlement Date, the Trust shall (i) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Trust and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default. If the Agent breaches this Agreement by failing to deliver the applicable Net Proceeds on any Settlement Date for Shares delivered by the Trust, the Agent will pay the Trust interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid.

(i) Notwithstanding any other provision of this Agreement, the Trust shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to the Agent given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for the offer or sale of any Shares, and the Agent shall not be obligated to offer or sell any Shares, (i) during any period in which the Trust’s insider trading policy, as it exists on the date of the Agreement, would prohibit the purchases or sales of the Trust’s Common Shares by its officers or trustees, (ii) during any other period in which the Trust is, or could be deemed to be, in possession of material non-public information or (iii) except as provided in Section 3(j) below, at any time from and including the date (each, an “Announcement Date”) on which the Trust shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Trust files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(j) If the Trust wishes to offer, sell or deliver Shares on any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Trust shall (i) prepare and deliver to the Agent (with a copy to counsel to the Agent) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent (with any objection or consent to be communicated by the Agent to the Trust within 24 hours of the Agent’s receipt of a draft of such Earnings 8-K), and obtain the consent of the Agent to the filing thereof (such consent not to be unreasonably withheld and which consent will be deemed to have been given if no objection has been raised as provided above), (ii) provide the Agent with the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Sections 4(i), (j) and (k) hereof; respectively, (iii) afford the Agent the opportunity to conduct a due diligence review in accordance with Section 4(n) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 3(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 3(j) shall not relieve the Trust from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the

case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 4 hereof and (B) this Section 3(j) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 3(i), which shall have independent application.

(k) At each Applicable Time, Settlement Date, Registration Amendment Date, Trust Periodic Report Date (as defined below), Trust Earnings Report Date (as defined below) and Request Date (as defined below), the Trust shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Trust as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Trust herein, to the performance by the Trust of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 7 of this Agreement.

Section 4. Covenants. The Trust agrees with the Agent:

(a) During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with Rule 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act), (i) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to any Settlement Date which shall be disapproved by the Agent promptly after reasonable notice thereof and to advise the Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof, (ii) to file promptly all other material required to be filed by the Trust with the Commission pursuant to Rule 433(d) under the 1933 Act, (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Trust with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, (iv) to advise the Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Shares by the Agent, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Trust’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) Promptly from time to time to take such action as the Agent may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares, provided that in connection therewith the Trust shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and to promptly advise the Agent of the receipt by the Trust of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c) During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, the Trust will make available to the Agent, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to the Agent, copies of the most recent Prospectus in such quantities and at such locations as the Agent may reasonably request for the purposes contemplated by the 1933 Act. During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Agent and to file such document and to prepare and furnish without charge to the Agent as many written and electronic copies as the Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Trust and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Trust, Rule 158).

(e) To use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement and any Terms Agreement in the manner specified in the Disclosure Package.

(f) In connection with the offering and sale of the Shares, the Trust will file with the NYSE all documents and notices, and make all certifications, required by the NYSE of companies that have securities that are listed on the NYSE and will maintain such listing.

(g) To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Trust to facilitate the sale or resale of the Shares.

(h) At each Applicable Time, each Settlement Date, each Registration Statement Amendment Date (as defined below), each Trust Earnings Report Date (as defined below), each Request Date and each Trust Periodic Report Date (as defined below) and each time Shares are delivered to the Agent pursuant to a Terms Agreement, the Trust shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement or any Terms Agreement. The Trust shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Trust in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through the Agent under this Agreement or any Terms Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Trust Periodic Report Date”) or (ii) to the extent required by applicable law and/or interpretations of the Commission, in one or more prospectus supplements for such fiscal quarterly period, the number of Shares sold through the Agent under this Agreement or any Terms Agreement during such fiscal quarterly period, the Net Proceeds received by the Trust and the compensation paid by the Trust to the Agent with respect to such sales of Shares pursuant to this Agreement or any Terms Agreement.

(i) Upon commencement of the offering of Shares under this Agreement and each time Shares are delivered to the Agent as principal on a Settlement Date and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 4(h), (3) in connection with the filing of any current reports on Form 8-K (other than an Earnings 8-K and any other current reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data, including any current report on Form 8 K under Item 2.02 of such form that is considered “filed” under the 1934 Act) or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other Common Shares)) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 4(i) hereof (a “Trust Earnings Report Date”) and (iii) Trust Periodic Report Date, and promptly after each reasonable request by the Agent (each date of any such request by the Agent, a “Request Date”) (each of the date of the commencement of the offering of Shares under this Agreement, each such Settlement Date and each Registration Statement Amendment Date, Trust Earnings Report Date, Trust Periodic Report Date and Request Date is hereinafter called a “Representation Date”), the Trust will furnish or cause to be furnished to the Agent (with a copy to counsel to the Agent) certificates dated the date of delivery thereof to the Agent (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the 1934 Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agent and its counsel, to the effect that the statements contained in the certificates referred to in Section 7(f) of this Agreement which were last furnished to the Agent are true and correct as of the date of such certificates as though made at and as of the date of such certificates (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate) or, in lieu of such certificates, certificates of the same tenor as the certificates referred to in Section 7(f), but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificates. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(j) Upon commencement of the offering of Shares under this Agreement and each time Shares are delivered to the Agent as principal on a Settlement Date, and promptly after each other Representation Date, the Trust will furnish or cause to be furnished to the Agent (with a copy to counsel to the Agent) the written opinion and letter of each counsel to the Trust (who shall be reasonably acceptable to the Agent), dated the date of delivery thereof to the Agent (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the 1934 Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agent and its counsel, of the same tenor as the opinions and letters referred to in Sections 7(c) and 7(d) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agent shall furnish the Agent (with a copy to counsel for the Agent) with a letter substantially to the effect that the Agent may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(k) Upon commencement of the offering of Shares under this Agreement, and each time Shares are delivered to the Agent as principal on a Settlement Date, and promptly after each other Representation Date, the Trust will cause KPMG LLP, or other independent accountants reasonably satisfactory to the Agent, to furnish to the Agent a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agent and its counsel, of the same tenor as the letter referred to in Section 7(e) hereof, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(l) The Trust consents to the Agent trading in the Trust’s Common Shares for the Agent’s own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement or Any Terms Agreement.

(m) If, to the knowledge of the Trust, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Trust will offer to any person who has agreed to purchase Shares from the Trust as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares.

(n) The Trust will cooperate timely with any reasonable due diligence review conducted by the Agent or its counsel from time to time in connection with the transactions contemplated hereby or in any Terms Agreement, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Trust’s principal offices, as the Agent may reasonably request.

(o) The Trust will not, without (i) giving the Agent at least five business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agent suspending activity under this program for such period of time as requested by the Trust or as deemed appropriate by the Agent in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for or repayable with Common Shares, or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the 1933 Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Shares, or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Shares to be offered and sold through the Agent pursuant to this Agreement or any Terms Agreement, (y) Common Shares issuable pursuant to the Trust’s dividend reinvestment plan or share repurchase plan as they may be amended or replaced from time to time and (z) equity incentive awards approved by the board of trustees of the Trust or the compensation committee thereof or the issuance of Common Shares upon exercise thereof.

(p) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold, the Trust will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agent, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. If immediately prior to the Renewal Deadline, any of the Shares remain unsold, the Trust will, prior to the Renewal Deadline file (in lieu of the shelf registration statement referred to in the immediately preceding sentence), if it is eligible to do so, an automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agent. The Trust will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new shelf registration statement or such new automatic shelf registration statement, as the case may be.

(q) To provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to Merrill Lynch via e-mail in “.pdf” format on such filing date to an e-mail account designated by Merrill Lynch; and, at Merrill Lynch’s request, to furnish copies of the Prospectus and such Prospectus Supplement to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(r) To use its best efforts to continue to meet the requirements to qualify as a REIT under the Code.

Section 5. Free Writing Prospectus.

(a) (i) The Trust represents and agrees that without the prior consent of the Agent, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act; and

(ii) the Agent represents and agrees that, without the prior consent of the Trust it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission.

(b) The Trust has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 5(a) hereof), including timely filing with the Commission or retention where required and legending.

Section 6. Payment of Expenses.

(a) The Trust covenants and agrees with the Agent that the Trust will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Trust’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agent; (ii) the cost of printing or producing this Agreement or any Terms Agreement, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(b) hereof, including the reasonable fees and disbursements of counsel for the Agent in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Agent in connection with, any required review by Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares; (v) all fees and expenses in connection with listing the Shares on the Exchange; (vi) the cost of preparing the Shares; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Section 8 hereof, the Agent will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.

(b) If Shares having an aggregate price of $5,000,000 or more have not been offered and sold under this Agreement by the second anniversary of the date of this Agreement (or such earlier date on which the Trust terminates this Agreement), and the failure to complete such level of sales is not due to the failure of the Agent to satisfy its obligations under this Agreement, the Trust shall reimburse the Agent for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for the Agent incurred by it in connection with the offering contemplated by this Agreement.

Section 7. Conditions of Agent’s Obligation. The obligations of the Agent hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Trust herein or in certificates of any officer of the Trust delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, the date of any executed Terms Agreement and as of each Representation Date, Applicable Time and Settlement Date, to the condition that the Trust shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act on or prior to the date hereof and in accordance with Section 4(a) hereof and any other material required to be filed by the Trust pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

(b) On every date specified in Section 4(j) hereof (including, without limitation, on every Request Date), Sidley Austin LLP, counsel for the Agent, shall have furnished to the Agent such written opinion or opinions, dated as of such date, with respect to such matters as the Agent may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c) On every date specified in Section 4(j) hereof (including, without limitation, on every Request Date), Fulbright & Jaworski LLP, counsel for the Trust, shall have furnished to the Agent an opinion with respect to the matters set forth in Exhibit A hereto.

(d) On every date specified in Section 4(j) hereof (including, without limitation, on every Request Date), Matthew D. Klein, general counsel of the Trust, shall have furnished to the Agent an opinion with respect to the matters set forth in Exhibit B hereto.

(e) At the dates specified in Section 4(k) hereof (including, without limitation, on every Request Date), the independent accountants of the Trust who have certified the financial statements of the Trust and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus shall have furnished to the Agent a letter dated as of the date of delivery thereof and addressed to the Agent in form and substance reasonably satisfactory to the Agent and its counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Trust and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) (i) Upon commencement of the offering of Shares under this Agreement and on such other dates as reasonably requested by Agent, the Trust will furnish or cause to be furnished promptly to the Agent a certificate of an officer in a form satisfactory to the Agent stating the minimum gross sales price per share for the sale of such Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Trust’s board of trustees or a duly authorized committee thereof, and the number of Shares that have been approved for listing on the NYSE or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 4(i) (including, without limitation, on every Request Date), the Agent shall have received (A) a certificate of executive officers of the Trust, one of whom shall be the President, Chief Financial Officer, Chief Accounting Officer, Treasurer, or Vice President in the area of capital markets and investments, dated as of the date thereof, to the effect that (1) there has been no Material Adverse Effect since the date as of which information is given in the Prospectus as then amended or supplemented, (2) the representations and warranties in Section 1 hereof are true and correct as of such date and (3) the Trust has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied; and (B) a certificate of the Vice President and Treasurer or Chief Financial Officer of the Advisor, dated as of the date thereof, to the effect that there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Advisor, whether or not arising in the ordinary course of business.

(g) Since the date of the latest audited financial statements then included or incorporated by reference in the Prospectus and the Disclosure Package, no Material Adverse Effect shall have occurred.

(h) The Trust shall have complied with the provisions of Section 4(c) hereof with respect to the timely furnishing of prospectuses.

(i) On such dates as reasonably requested by the Agent, the Trust shall have conducted due diligence sessions, in form and substance satisfactory to the Agent.

(j) All filings with the Commission required by Rule 424 under the 1933 Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(k) The Shares shall have received approval for listing on the NYSE prior to the first Settlement Date.

(l) Counsel for the Agent shall have been furnished with such documents and opinions as they may reasonably require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein or in any applicable Terms Agreement; and all proceedings taken by the Trust in connection with the issuance and sale of the Shares as contemplated herein or in any applicable Terms Agreement and in connection with the other transactions contemplated by this Agreement or any such Terms Agreement shall be reasonably satisfactory in form and substance to the Agent and counsel for the Agent.

Section 8. Indemnification.

(a) The Trust will indemnify and hold harmless the Agent against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agent for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Trust shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Trust by the Agent expressly for use therein.

(b) The Agent will indemnify and hold harmless the Trust against any losses, claims, damages or liabilities to which the Trust may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Trust by the Agent expressly for use therein; and will reimburse the Trust for any legal or other expenses reasonably incurred by the Trust in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Trust on the one hand and the Agent on the other from the offering of the Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trust on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Trust on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Trust bear to the total commissions received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust and the Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Agent was treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it to the public were offered to the public exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Trust under this Section 8 shall be in addition to any liability which the Trust may otherwise have and shall extend, upon the same terms and conditions, to the directors and officers of the Agent and to each person, if any, who controls the Agent within the meaning of the 1933 Act and each broker dealer affiliate of the Agent; and the obligations of the Agent under this Section 8 shall be in addition to any liability which the Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and trustee of the Trust and to each person, if any, who controls the Trust within the meaning of the 1933 Act.

Section 9. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Trust and the Agent, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any controlling person of the Agent, or the Trust, or any officer or trustee or controlling person of the Trust, and shall survive delivery of and payment for the Shares.

Section 10. No Advisory or Fiduciary Relationship. The Trust acknowledges and agrees that (i) the Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Trust with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and (ii) the Agent has not assumed an advisory or fiduciary responsibility in favor of the Trust with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Trust on other matters) or any other obligation to the Trust except the obligations expressly set forth in this Agreement and (iii) the Trust has consulted its own legal and financial advisors to the extent it deemed appropriate. The Trust agrees that it will not claim that the Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Trust, in connection with such transaction or the process leading thereto.

Section 11. Termination.

(a) The Trust shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Agent for the Trust or with respect to any pending sale to the Agent pursuant to a Term Agreement or any offering or resale of any Shares purchased or to be purchased by the Agent pursuant to a Terms Agreement, the obligations of the Trust, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 6(b), Section 8 and Section 9 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 6(b), Section 8 and Section 9 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 11(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 6(b), Section 8 and Section 9 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Trust, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 3(h) hereof.

(e) In the case of any purchase by the Agent pursuant to a Terms Agreement, the Agent may terminate this Agreement, at any time at or prior to the Settlement Date (i) if there has been, in the judgment of the Agent, since the time of execution of the Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Trust has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal of New York authorities.

Section 12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agent shall be delivered or sent by mail, telex or facsimile transmission to:

Merrill, Lynch, Pierce, Fenner & Smith

                    Incorporated

One Bryant Park

New York, New York 10036

Fax No. (212) 449-0355

Attention: Thomas Opladen

With a copy to ECM Legal

and if to the Trust to:

Universal Health Realty Income Trust

Universal Corporate Center

367 South Gulph Road

P.O. Box 61558

King of Prussia, Pennsylvania 19406-0958

Attention: Cheryl Ramagano, Vice President and Treasurer

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

Section 13. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Agent and the Trust and, to the extent provided in Sections 8 and 9 hereof, the officers and trustees of the Trust and the officers and directors of the Agent and each person who controls the Trust or the Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of Shares through the Agent shall be deemed a successor or assign by reason merely of such purchase.

Section 14. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 15. Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or any Terms Agreement or any transactions contemplated hereby or thereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Trust consents to the jurisdiction of such courts and personal service with respect thereto. The Trust waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement or any Terms Agreement. The Trust agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Trust and may be enforced in any other courts to whose jurisdiction the Trust is or may be subject, by suit upon such judgment.

Section 16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Section 17. Counterparts. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission.

Section 18. Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement or any Terms Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof or thereof, as the case may be. If any Section, paragraph or provision of this Agreement or any Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Trust in accordance with its terms.

Very truly yours,

Universal Health Realty Income Trust

By:	/s/ Cheryl K. Ramagano
Name:	Cheryl K. Ramagano
Title:	Vice President & Treasurer

UHS of Delaware, Inc.

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Senior Vice President &
Chief Financial Officer

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Phil Pucciarelli
Name:	Phil Pucciarelli
Title:	Managing Director

Exhibit A-1

Matters to Which Opinion of Fulbright & Jaworski LLP Will Relate

(i) The Trust has been duly formed and is validly existing as a Maryland real estate investment trust in good standing under the laws of the State of Maryland.

(ii) The Trust has trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver the Agreement and to issue, sell and deliver the Shares as contemplated by the Agreement.

(iii) The authorized Common Shares of the Trust are as set forth in the Prospectus; the issued and outstanding Common Shares of the Trust have been duly and validly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding Common Shares of the Trust were issued in violation of any preemptive rights, resale rights, rights of first refusal and or other similar rights of any securityholder of the Trust under MD. CODE ANN., CORPS & ASS’NS § 8-101 (2007 & Supp. 2013), et seq. (the “Maryland REIT Law”), the Declaration of Trust of Universal Health Realty Income Trust dated as of August 5, 1986, filed with the Maryland State Department of Assessments and Taxation on August 6, 1986, and as further amended on June 15, 1993 (the “Declaration of Trust”) or the Trust’s by-laws.

(iv) The Shares have been duly authorized for issuance and sale through the Agent pursuant to the Agreement and, when issued and delivered by the Trust pursuant to the Agreement against payment of the consideration set forth in the Agreement, will be validly issued and fully paid and non-assessable and no holder of the Shares is or will be subject to personal liability by reason of being such a holder, other than as described under the caption “Description of the Trust’s Common Shares of Beneficial Interest and Preferred Shares of Beneficial Interest—Shareholder Liability” in the Basic Prospectus.

(v) The issuance of the Shares is not subject to preemptive rights, resale rights, rights of first refusal or other similar rights of any securityholder of the Trust under the Declaration of Trust, the Maryland REIT Law or the Trust’s by-laws.

(vi) The Agreement has been duly authorized by all necessary Trust action.

(vii) The Agreement has been duly executed and delivered by the Trust.

(viii) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d).

(ix) The Registration Statement, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (except for financial statements and schedules and other financial and accounting data and statistical data derived therefrom included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) appeared on its face to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(x) The Trust’s filings with the Commission incorporated by reference in the Prospectus (except for financial statements and schedules and other financial and accounting data and statistical data derived therefrom included or incorporated by reference therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission appeared on their face to comply as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

(xi) To our knowledge, the statements in (a) the Basic Prospectus under “Description of the Trust’s Common Shares of Beneficial Interest and Preferred Shares of Beneficial Interest”, (b) the Trust’s Annual Report on

A1-1

Form 10-K for the year ended December 31, 2012 under “Business — Regulation and Other Factors” and “Risk Factors—Ownership limitations and anti-takeover provisions in our declaration of trust and bylaws and under Maryland law and in our leases with UHS may delay, defer or prevent a change in control or other transactions that could provide shareholders with a take-over premium. We are subject to significant anti-takeover provisions” and (c) the Registration Statement under Item 15, to the extent that such statements constitute summaries of legal matters, the Declaration of Trust, the Trust’s by-laws or legal proceedings, or refer to statements of law or legal conclusions, fairly present the information disclosed therein in all material respects as of the date of the Prospectus and as of the date hereof.

(xii) To our knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments of a character which are required to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

(xiii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than those that have been obtained under the 1933 Act and the 1933 Act Regulations or as may be required under the securities or blue sky laws of the various states and the rules and regulations of the Financial Industry Regulatory Authority, Inc., as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Agreement or for the offering, issuance, sale or delivery of the Shares.

(xiv) The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated in the Agreement and in the Registration Statement (including the issuance and sale of the Shares pursuant to the Agreement and the Registration Statement and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use Of Proceeds”) and compliance by the Trust with its obligations under the Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(n) of the Agreement) under (A) any provisions of the Declaration of Trust or by-laws of the Trust, (B) the Credit Agreement, dated as of July 25, 2011, by and among the Trust, the financial institutions from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent and Fifth Third Bank, N.A., JP Morgan Chase Bank, N.A. and SunTrust Bank as Co-Documentation Agents, (C) any material mortgage or contract to which the Trust or any Subsidiary is a party that is filed by the Trust as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2012, Quarterly Report on Form 10-Q for each of the quarters ended March 31, 2013, June 30, 2013 or September 30, 2013 or any Current Report on Form 8-K filed during 2013 or (D) the Advisory Agreement.

(xv) The Trust is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the 1940 Act.

Based upon the foregoing, no facts have come to our attention that lead us to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial and accounting data and statistical data derived therefrom included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial and accounting data and statistical data derived therefrom included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued or at the time any such amended or supplemented Prospectus was issued, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We understand that with respect to financial statements and schedules and other financial and accounting data and statistical data derived therefrom included or incorporated by reference in or omitted from the Registration Statement or the Prospectus, you are relying upon KPMG LLP, the Trust’s independent registered public accounting firm.

A1-2

To our knowledge, based solely on an oral confirmation by a member of the Commission’s staff, as of the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

Such counsel shall state that Sidley Austin LLP shall be entitled to rely on its opinion with respect to matters of Maryland law.

A1-3

Exhibit A-2

Matters to Which Opinion of Fulbright & Jaworski LLP Will Relate (Taxation)

Based upon and subject to the foregoing, and subject to the restrictions and limitations set forth herein, we are of the opinion that: (a) the Trust was organized and has operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended, for each of its taxable years; (b) the proposed method of operation as described in the Prospectus and as represented to us by the Trust will enable the Trust to continue to satisfy the requirements for such qualification for subsequent taxable years; and (c) to our knowledge, the statements in the Basic Prospectus under the heading “United States Federal Income Tax Considerations” and in the prospectus supplement, as filed with the Commission pursuant to Rule 424(b)(2) under the 1933 Act on November 8, 2013, under the heading “Certain U.S. Federal Income Tax Considerations” included in the Prospectus are accurate in all material respects as of the date of the Prospectus and the date hereof.

A2-1

Exhibit B

Matters to Which Opinion of Matthew D. Klein Will Relate

(i) The Trust has been duly formed and is validly existing as a Maryland real estate investment trust in good standing under the laws of the State of Maryland.

(ii) The Trust has trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Agreement and to issue, sell and deliver the Shares as contemplated by the Agreement.

(iii) The Advisor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Advisory Agreement.

(iv) Each of the Subsidiaries is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization with the requisite power and authority to own, lease and operate its properties and to conduct its business.

(v) The Trust and each of the Subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vi) Except as described in the Registration Statement and the Prospectus, all of the outstanding shares of capital stock or equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, are owned by the Trust and are not subject to any perfected security interest or, to such counsel’s knowledge, any other encumbrance or adverse claim; to our knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock, equity interests or ownership interests in the Subsidiaries are outstanding.

(vii) The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated in the Agreement and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use Of Proceeds”) and compliance by the Trust with its obligations under the Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(n) of the Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Trust or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Trust or any subsidiary is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the declaration of trust or by-laws of the Trust or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Trust or any subsidiary or any of their respective properties, assets or operations.

(viii) The Advisory Agreement has been duly authorized and executed by the Advisor and delivered by the parties thereto and constitutes the valid agreement of such parties, enforceable in accordance with its terms, except as limited by the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors, as limited by the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

B-1

(ix) To the best of my knowledge, neither the Trust nor any of its subsidiaries is in violation of its Declaration of Trust, charter or by-laws or other organizational documents, nor is any of them in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under), any license, permit, franchise, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Trust or any of its subsidiaries is or was a party or by which any of them or their respective properties may be bound or affected and which is known to such counsel or in violation of any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Trust or any of its subsidiaries, the effect of which would individually or in the aggregate have a Material Adverse Effect.

(x) To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Trust or any subsidiary is a party, or to which the property of the Trust or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Agreement or the performance by the Trust of its obligations thereunder.

(xi) To the best of my knowledge, no person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement, to cause the Trust to register under the Act any shares of beneficial interest or other equity interests as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated hereby, except for such rights as have been complied with or waived; and to my knowledge, except as described in the Registration Statement and Prospectus, no person is entitled to registration rights with respect to Common Shares or other securities of the Trust.

Nothing has come to my attention that would lead me to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial and accounting data and statistical data derived therefrom included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial and accounting data and statistical data derived therefrom included or incorporated by reference therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued or at the time any such amended or supplemented prospectus was issued, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

B-2

Annex 1

Universal Health Realty Income Trust

Common Shares of Beneficial Interest ($.01 par value)

TERMS AGREEMENT

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Universal Health Realty Income Trust, a Maryland real estate investment trust (the “Trust”), proposes, subject to the terms and conditions stated herein and in the ATM Equity Offering Sales Agreement, dated November 8, 2013 (the “Sales Agreement”), between the Trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Agent”), to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to the Agent the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]*. Capitalized terms used herein and not defined have the respective meanings ascribed thereto in the Sales Agreement.

[The Agent shall have the right to purchase from the Trust all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Agent to the Trust for the Purchased Securities; provided that the purchase price payable by the Agent for any Additional Securities shall be reduced by an amount per share equal to any dividends or distributions paid or payable by the Trust on the Purchased Securities but not payable on such Additional Securities. This option may be exercised by the Agent at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Trust. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities. For purposes of clarity, the parties hereto agree that any Option Closing Date shall be a “time Shares are delivered to the Agent pursuant to a Terms Agreement” within the meaning of Sections 4(h), (i), (j) and (k) of the Sales Agreement.]*

Each of the provisions of the Sales Agreement not specifically related to the solicitation by the Agent, as agent of the Trust, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Option Closing Date]*, except that each representation and warranty in Section 1 of the Sales Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Sales Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Closing Date]* in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement (as defined in the Sales Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities]*, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Trust agrees to issue and sell to the Agent and the latter agrees to purchase from the Trust the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Trust in accordance with its terms.

THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Very truly yours,

Universal Health Realty Income Trust

By:
Name:
Title:

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:
Name:
Title: